UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2026
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SENTI BIOSCIENCES HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	42-1912154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On May 20, 2026, Senti Holdings, Inc. (“Senti Holdings”), a wholly owned subsidiary of Senti Biosciences Holdings, Inc. (the “Company”), issued and sold to Celadon Partners SPV 24 (“Celadon”) $10.0 million in aggregate principal amount of its Senior Secured Convertible Notes (the “Notes”) pursuant to the previously announced Securities Purchase Agreement, dated April 27, 2026, by and among the Company, Senti Holdings, Senti Biosciences Inc. and Celadon.

The Notes have the terms described under “Item 1.01 Entry into a Material Definitive Agreement—The Notes” in the Company’s Current Report on Form 8-K filed by the Company on May 1, 2026 (the “Current Report”), which is incorporated herein by reference. In connection with the issuance and sale of the Notes on May 20, 2026, Acquiom Agency Services LLC was appointed collateral agent for the Notes, and the Form of Senior Secured Convertible Note of Senti Holdings, Inc. is re-filed herewith to reflect certain provisions added to the Note in connection with such appointment.

In addition, in connection with the issuance and sale of the Notes, on May 20, 2026, the Company entered into a Registration Rights Agreement, a Guarantee (together with all its direct and indirect subsidiary other than Senti Holdings) and Voting Agreements with the directors and executive officers of the Company as well as Celadon, in each case, with the terms as disclosed on the Current Report, of which “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Form of Senior Secured Convertible Note of Senti Holdings, Inc.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

Additional Information and Where to Find It

In connection with the issuance of any Notes beyond the Exchange Cap (as defined in the Notes) and the potential transaction pursuant to which, if consummated, an entity affiliated with Celadon would merge with and into Senti Holdings and Senti Holdings would issue a contingent value right to the Company’s stockholders, which may pay out up to an aggregate of $60.0 million in cash subject to the achievement of certain regulatory and sales milestones with respect to the Company’s product candidate, SENTI-202 (the “Subject Transactions”), the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the annual of special meeting of stockholders relating to the Subject Transactions. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Subject Transactions. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE SUBJECT TRANSACTIONS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE SUBJECT TRANSACTIONS. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Subject Transactions (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or the Company’s website (investors.sentibio.com) or by writing to the Company’s Corporate Secretary at 2 Corporate Drive, First Floor, South San Francisco, CA, 94080, Attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Subject Transactions. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on April 29, 2026. Information regarding the identity of the potential participants, and their direct or indirect interests in the Subject Transactions, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Subject Transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES HOLDINGS, INC.

Date:	May 26, 2026	By:	/s/ Timothy Lu, M.D., Ph.D.
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer